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                                                                 Exhibit (a)(26)

                        Track Acquisition Incorporated
                         a wholly owned subsidiary of

                        Amsted Industries Incorporated

                        Has Increased the Price of its

                          Offer to Purchase for Cash
                       All of the Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)
                                      of

                              Varlen Corporation

                                      to

                             $42.00 Net Per Share

  THE EXPIRATION DATE OF THE OFFER HAS BEEN EXTENDED SUCH THAT THE OFFER AND
    WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
        FRIDAY, AUGUST 13, 1999, UNLESS THE OFFER IS FURTHER EXTENDED.


To Our Clients:

   Enclosed for your consideration is a Supplement dated August 4, 1999 (the "Supplement") to the Offer to Purchase, dated May 24, 1999 (the "Offer to Purchase"), and the related revised (green) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Track Acquisition Incorporated, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Amsted Industries Incorporated, a Delaware corporation ("Parent"), to purchase for cash, all of the outstanding shares of common stock, par value $.10 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights"), of Varlen Corporation, a Delaware corporation (the "Company") (the Common Stock and the Rights together are referred to herein as the "Shares"), on the terms and subject to the conditions set forth in the Offer. The Company has amended the Rights Agreement to provide that neither Parent nor any of Parent's "affiliates" or "associates", including the Purchaser, will be deemed an Acquiring Person and that the Distribution Date will not be deemed to occur, and that the Rights will not separate from the shares of Common Stock, as a result of the entering into the Merger Agreement, the commencement of the Offer or the consummation of the Merger.

   WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED (GREEN) LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

   Your attention is directed to the following:

     1. The Offer price is $42.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     2. The Offer is being made for all of the outstanding Shares.

     3. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration of the Offer a number of Shares which, together with the Shares beneficially owned by the
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  Purchaser and its affiliates, will constitute at least a majority of the outstanding Shares on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Offer. The Offer is also subject to certain other conditions described in Section 8 of the Supplement. The Offer is not conditioned upon Parent or the Purchaser obtaining financing.

     4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 13, 1999, UNLESS THE OFFER IS FURTHER EXTENDED BY THE PURCHASER (THE "EXPIRATION DATE").

     5. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions to Salomon Smith Barney Inc. (the "Dealer Manager"), Citibank, N.A. (the "Depositary"), or Innisfree M&A Incorporated as the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption in provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

   Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

   If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

   In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary, of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) either the original (yellow) or revised (green) Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

   The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.
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          Instructions with Respect to the Offer to Purchase for Cash
                 All of the Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)

                                       of

                               Varlen Corporation

   The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated May 24, 1999 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto dated August 4, 1999 (the "Supplement"), and the related revised (green) Letter of Transmittal relating to the offer by Track Acquisition Incorporated, a Delaware corporation and a wholly owned subsidiary of Amsted Industries Incorporated, a Delaware corporation, to purchase for $42.00, net to the seller in cash, all outstanding shares of common stock, par value $.10 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights"), of Varlen Corporation, a Delaware corporation. The Common Stock and the Rights together are referred to herein as the "Shares."

   This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and the related Letter of Transmittal.



 Number of Shares to be Tendered:*           SIGN HERE

                                             ----------------------------------
 _______________ Shares                      ----------------------------------

                                             Name(s) __________________________
                                             ----------------------------------

Dated: ________, 1999                            (Please print name(s) and
                                                        address(es))

-------------------------------------------  Address(s) _______________________
Taxpayer Identification                      ----------------------------------

No. or Social Security No.
                                             Daytime Area Code and Tel. No. ___

---------------------
*UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL YOUR SHARES ARE TO BE
   TENDERED.